Exhibit 99.2
BOSTON PROPERTIES ANNOUNCES FIRST QUARTER 2021 RESULTS; REPORTS EPS OF $0.59 AND FFO PER SHARE OF $1.56

Sees Recent Uptick in Leasing Activity and Signs Long-Term Leases with Media, Technology and Consulting Companies; Commences New Life Sciences Development Projects in Waltham, MA and South San Francisco CA to Meet Growing Tenant Demand

BOSTON, MA, April 27, 2021 - Boston Properties, Inc. (NYSE: BXP), the largest publicly-traded developer, owner and manager of Class A office properties in the United States, reported results today for the first quarter ended March 31, 2021.
Financial highlights for the first quarter include:
•Net income attributable to common shareholders of $91.6 million, or $0.59 per diluted share (EPS), compared to $497.5 million, or $3.20 per diluted share, for the quarter ended March 31, 2020. The decrease in EPS in the first quarter of 2021 was primarily due to a $2.37 per diluted share gain on asset sales in the first quarter of 2020 that did not reoccur in the first quarter of 2021. EPS in the first quarter of 2021 also included a $0.04 per diluted share write-off related to the redemption of the 5.25% Series B Cumulative Redeemable Preferred Stock (Series B Preferred Stock).
•Funds from Operations (FFO) of $243.8 million, or $1.56 per diluted share, compared to FFO of $284.1 million, or $1.83 per diluted share, for the quarter ended March 31, 2020.
◦FFO of $1.56 per diluted share was $0.01 greater than the mid-point of the Company's first quarter guidance provided on January 26, 2021, due to $0.04 per diluted share better-than-projected portfolio performance and $0.01 per diluted share of higher fee income, partially offset by a $0.04 per diluted share non-cash write-off related to the redemption of the Series B Preferred Stock.

The Company provided guidance for the second quarter 2021 with projected EPS of $0.54 - $0.56 and projected FFO of $1.59 - $1.61 per diluted share. See “EPS and FFO per Share Guidance” below.

First quarter and recent business highlights include:
•Signed approximately 592,000 square feet of leases in the quarter with a weighted-average lease term of 7.6 years. This reflects leasing volume of 84% of the total square feet of leases executed in First Quarter 2020. Notable leases signed this quarter include:
◦a 72,000 square foot, 10-year lease with Roku, a new tenant at Colorado Center in Los Angeles, California. Please see separate press release issued today.
◦a 63,500 square foot, 16-year new lease with a healthcare company at 195 West Street in Waltham, Massachusetts.
◦a 60,000 square foot lease extension with a technology manufacturing company at 200 West Street in Waltham, Massachusetts.
◦a 25,000 square foot, 14-year expansion with a multinational asset management company at 399 Park Avenue in New York, New York, bringing the total space leased by the tenant to 100,000 square feet.

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•In addition, in April the Company signed a 98,000 square foot lease with a new tenant at Metropolitan Square in Washington, DC, and a 72,000 square foot expansion with an existing tenant in Reston, Virginia.
•Completed and fully placed in-service One Five Nine East 53rd Street in New York City. The property includes 195,000 square feet of office space that is 100% leased to NYU for a 30-year term.
•Commenced development and redevelopment of three properties focused on meeting the ongoing demand from tenants in the life sciences sector:
◦180 CityPoint, a 329,000 square foot lab development in Waltham, Massachusetts.
◦880 Winter Street, a 224,000 square foot office property in Waltham, Massachusetts that will be redeveloped and converted into lab space.
◦751 Gateway, a 229,000 square foot lab development in South San Francisco, California. 751 Gateway is the first phase of a multi-phase life sciences campus development. The Company will own 49% of 751 Gateway and future development projects at Gateway Commons upon completion.
•Commenced redevelopment of the top floors of the Prudential Tower in Boston, Massachusetts into a 59,000 square foot, world-class observatory attraction. This will be Boston’s only observatory and will feature a dramatic, 360-degree outdoor viewing deck, 11,000 square feet of outdoor space and two floors of exhibits and public spaces, marking a transformative addition to the City of Boston.
•Fully redeemed $850.0 million of 4.125% unsecured senior notes scheduled to mature in May 2021 and recognized a loss from early extinguishment of debt related to unamortized origination costs of approximately $0.4 million during the first quarter of 2021.
•Completed a green bond offering of $850.0 million 2.550% unsecured senior notes maturing in 2032. The offering marked the Company’s third green bond offering.
•The Company redeemed all $200 million of outstanding shares of its Series B Preferred Stock and the corresponding depositary shares on April 1, 2021. In connection with the redemption, the Company recognized a first quarter $6.4 million, $0.04 per diluted share non-cash write-off related to original issuance costs associated with the Series B Preferred Stock.
•Repaid the Company’s $500 million unsecured term loan. The Company recognized a loss from early extinguishment of debt totaling approximately $0.5 million related to unamortized financing costs.
•Completed the sale of Annapolis Junction Buildings Six and Seven, two Class A office properties in Annapolis, Maryland totaling approximately 247,000 square feet, for a gross sales price of approximately $65.9 million. The Company had a 50% ownership interest in the joint venture that owned the properties. Net cash proceeds to the Company totaled approximately $17.6 million after repayment of the Company's share of debt totaling approximately $15.1 million.
The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended March 31, 2021. In the opinion of

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management, the Company has made all adjustments considered necessary for a fair statement of these reported results.

EPS and FFO per Share Guidance:
The Company’s guidance for the second quarter 2021 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, the timing of the lease-up of available space and the earnings impact of the events referenced in this release and those referenced during the conference call and in the Company’s Supplemental Operating and Financial Data for the quarter ended March 31, 2021. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, possible gains or losses from capital markets activity (including, without limitation, due to the early extinguishment of debt and resulting from hedging activity and derivatives), possible future write-offs of accounts receivable and accrued rent or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense, impairment losses on depreciable real estate and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below.

	Second Quarter 2021
	Low	High
Projected EPS (diluted)	$0.54	$0.56
Add:
Projected Company share of real estate depreciation and amortization	1.05	1.05
Projected FFO per share (diluted)	$1.59	$1.61

Boston Properties will host a conference call on Wednesday, April 28, 2021 at 10:00 AM Eastern Time, open to the general public, to discuss the first quarter 2021 results, provide a business update pertaining to the current COVID-19 pandemic and discuss other business matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 796-3880 (Domestic) or (443) 961-9013 (International) and entering the passcode 8878526. A replay of the conference call will be available by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 8878526. There will also be a live audio webcast of the call, which may be accessed in the Investor Relations section of the Company’s website at investors.bxp.com. Shortly after the call, a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.
Additionally, a copy of Boston Properties’ first quarter 2021 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at investors.bxp.com.

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Boston Properties (NYSE: BXP) is the largest publicly-held developer and owner of Class A office properties in the United States, concentrated in five markets -  Boston, Los Angeles, New York, San Francisco and Washington, DC. The Company is a fully integrated real estate company, organized as a real estate investment trust (REIT), that develops, manages, operates, acquires and owns a diverse portfolio of primarily Class A office space. Including properties owned by joint ventures, the Company’s portfolio totals 51.6 million square feet and 196 properties, including nine properties under construction/redevelopment. For more information about Boston Properties, please visit our website at www.bxp.com or follow us on LinkedIn or Instagram.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of the words “anticipates,” “believes,” “budgeted,” “could,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. These statements are based on our current plans and expectations, projections and assumptions about future events. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond Boston Properties’ control. If our underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could differ materially from those expressed or implied by the forward-looking statement. These factors include, without limitation, uncertainties and risks related to the impact of the COVID-19 global pandemic, including the duration, scope and severity of the pandemic domestically and internationally; federal, state and local government actions or restrictive measures implemented in response to COVID-19, the effectiveness of such measures and the direct and indirect impact of such measures on our and our tenants' businesses, financial condition, results of operation, cash flows, liquidity and performance, and the U.S. and international economy and economic activity generally; the speed, effectiveness and distribution of vaccines; whether new or existing actions/or measures continue to impact the ability of our residential tenants to generate sufficient income to pay, or makes them unwilling to pay, rent in full or at all in a timely manner; the health, continued service and availability of our personnel, including our key personnel and property management teams; and the effectiveness or lack of effectiveness of governmental relief in providing assistance to individuals and large and small businesses, including our tenants, that have suffered significant adverse effects from COVID-19. In addition to the risks specific to COVID-19, other factors include, without limitation, the Company’s ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as may be required by law.

Financial tables follow.

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BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	March 31, 2021	December 31, 2020
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$21,955,916	$21,649,383
Construction in progress	794,039	868,773
Land held for future development	421,349	450,954
Right of use assets - finance leases	237,017	237,393
Right of use assets - operating leases	144,143	146,406
Less: accumulated depreciation	(5,679,441)	(5,534,102)
Total real estate	17,873,023	17,818,807
Cash and cash equivalents	697,369	1,668,742
Cash held in escrows	251,814	50,587
Investments in securities	39,002	39,457
Tenant and other receivables, net	51,271	77,411
Related party note receivable, net	77,640	77,552
Note receivables, net	18,891	18,729
Accrued rental income, net	1,145,066	1,122,502
Deferred charges, net	622,649	640,085
Prepaid expenses and other assets	129,102	33,840
Investments in unconsolidated joint ventures	1,307,725	1,310,478
Total assets	$22,213,552	$22,858,190
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$2,904,672	$2,909,081
Unsecured senior notes, net	9,631,592	9,639,287
Unsecured line of credit	—	—
Unsecured term loan, net	—	499,390
Lease liabilities - finance leases	239,361	236,492
Lease liabilities - operating leases	200,383	201,713
Accounts payable and accrued expenses	260,875	336,264
Dividends and distributions payable	171,003	171,082
Accrued interest payable	76,675	106,288
Preferred stock redemption liability	200,000	—
Other liabilities	399,965	412,084
Total liabilities	14,084,526	14,511,681

Commitments and contingencies	—	—

Redeemable deferred stock units	7,679	6,897

Equity:
Stockholders’ equity attributable to Boston Properties, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—

BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	March 31, 2021	December 31, 2020
	(in thousands, except for share and par value amounts)
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 5.25% Series B cumulative redeemable preferred stock, $0.01 par value, liquidation preference $2,500 per share, 92,000 shares authorized, 80,000 shares issued and outstanding at December 31, 2020	—	200,000
Common stock, $0.01 par value, 250,000,000 shares authorized, 156,153,100 and 155,797,725 issued and 156,074,200 and 155,718,825 outstanding at March 31, 2021 and December 31, 2020, respectively	1,561	1,557
Additional paid-in capital	6,392,923	6,356,791
Dividends in excess of earnings	(570,982)	(509,653)
Treasury common stock at cost, 78,900 shares at March 31, 2021 and December 31, 2020	(2,722)	(2,722)
Accumulated other comprehensive loss	(45,139)	(49,890)
Total stockholders’ equity attributable to Boston Properties, Inc.	5,775,641	5,996,083
Noncontrolling interests:
Common units of the Operating Partnership	620,106	616,596
Property partnerships	1,725,600	1,726,933
Total equity	8,121,347	8,339,612
Total liabilities and equity	$22,213,552	$22,858,190

BOSTON PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
	2021	2020
	(in thousands, except for per share amounts)
Revenue
Lease	$685,817	$710,111
Parking and other	16,938	24,504
Hotel revenue	632	6,825
Development and management services	6,803	7,879
Direct reimbursements of payroll and related costs from management services contracts	3,505	3,237
Total revenue	713,695	752,556
Expenses
Operating
Rental	257,389	262,966
Hotel	2,051	6,821
General and administrative	44,959	36,454
Payroll and related costs from management services contracts	3,505	3,237
Transaction costs	331	615
Depreciation and amortization	176,565	171,094
Total expenses	484,800	481,187
Other income (expense)
Income (loss) from unconsolidated joint ventures	5,225	(369)
Gains on sales of real estate	—	410,165
Interest and other income (loss)	1,168	3,017
Gains (losses) from investments in securities	1,659	(5,445)
Losses from early extinguishment of debt	(898)	—
Interest expense	(107,902)	(101,591)
Net income	128,147	577,146
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(16,467)	(19,486)
Noncontrolling interest—common units of the Operating Partnership	(11,084)	(57,539)
Net income attributable to Boston Properties, Inc.	100,596	500,121
Preferred dividends	(2,560)	(2,625)
Preferred stock redemption charge	(6,412)	—
Net income attributable to Boston Properties, Inc. common shareholders	$91,624	$497,496
Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.59	$3.20
Weighted average number of common shares outstanding	155,928	155,011
Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.59	$3.20
Weighted average number of common and common equivalent shares outstanding	156,099	155,258

BOSTON PROPERTIES, INC.
FUNDS FROM OPERATIONS (1)
(Unaudited)

	Three months ended March 31,
	2021	2020
	(in thousands, except for per share amounts)
Net income attributable to Boston Properties, Inc. common shareholders	$91,624	$497,496
Add:
Preferred stock redemption charge	6,412	—
Preferred dividends	2,560	2,625
Noncontrolling interest - common units of the Operating Partnership	11,084	57,539
Noncontrolling interests in property partnerships	16,467	19,486
Net income	128,147	577,146
Add:
Depreciation and amortization expense	176,565	171,094
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(16,457)	(17,627)
Company’s share of depreciation and amortization from unconsolidated joint ventures	18,412	18,332
Corporate-related depreciation and amortization	(440)	(469)
Less:
Gains on sale of investment included within income (loss) from unconsolidated joint ventures	10,257	—
Gains on sales of real estate	—	410,165
Noncontrolling interests in property partnerships	16,467	19,486
Preferred dividends	2,560	2,625
Preferred stock redemption charge	6,412	—
Funds from operations (FFO) attributable to the Operating Partnership common unitholders (including Boston Properties, Inc.)	270,531	316,200
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	26,728	32,138
Funds from operations attributable to Boston Properties, Inc. common shareholders	$243,803	$284,062
Boston Properties, Inc.’s percentage share of funds from operations - basic	90.12%	89.84%
Weighted average shares outstanding - basic	155,928	155,011
FFO per share basic	$1.56	$1.83
Weighted average shares outstanding - diluted	156,099	155,258
FFO per share diluted	$1.56	$1.83

(1)Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. common shareholders (computed in accordance with GAAP) for gains (or losses) from sales of properties, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income attributable to Boston Properties, Inc. common shareholders as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income attributable to Boston Properties, Inc. common shareholders (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

BOSTON PROPERTIES, INC.
PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	March 31, 2021	December 31, 2020
Boston	93.1%	94.8%
Los Angeles	82.2%	93.5%
New York	86.8%	87.4%
San Francisco	88.7%	91.0%
Washington, DC	85.7%	84.4%
Total Portfolio	88.7%	90.1%

AT THE COMPANY
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
(617) 236-3352

Sara Buda
Vice President, Investor Relations
(617) 236-3429
sbuda@bxp.com

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